UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2024

Commission File Number: 001-41430

Pagaya Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	98-1704718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

90 Park Ave, 20th Floor
New York, New York	10016
(Address of principal executive offices)	(Zip Code)
(646) 710-7714
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, no par value	PGY	The NASDAQ Stock Market LLC
Warrants to purchase Class A Ordinary Shares	PGYWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2024, Board of Directors (the “Board”) of Pagaya Technologies Ltd. (the “Company”) elected Asheet Mehta to the Company’s Board as an independent director, effective immediately. Mr. Mehta brings more than 30 years of financial services and banking experience, having most recently served as Senior Partner at McKinsey & Company, where he led the Financial Services Practice in the Americas and co-led it globally. He currently serves on the Board of Trustees at the Asia Society and was previously on the Board of Partnership with Children. He is also an Advisor for MoneySatNav and CreditEnable. Mr. Mehta has tremendous experience in financial services, having served clients which include fintech, credit card companies, universal banks and retail banks, insurance, as well as wealth and asset managers.

Also on December 19, 2024, the Board elected Alison Davis to the Company’s Board as an independent director, effective immediately. With more than 30 years of experience, Ms. Davis currently serves as Chairman and Managing Partner of Blockchain Coinvestors, the leading blockchain venture fund with over 80 blockchain unicorns. Previously, she served as CFO of Barclays Global Investors (now Blackrock). She currently serves on the Board of Kraken and as a board advisor for Bitwise. She has previously served on the boards of Silicon Valley Bank, Fiserv, First Data Corporation, Pacaso, City National Bank, NatWest and several others. Davis also serves as Chairman of Renaissance, which helps thousands of low income clients start and grow businesses, and on the boards of NACD Northern California and Cambridge in America.

The Board expects to appoint both Mr. Mehta and Ms. Davis to one or more of its committees, with such committee assignment(s) to be determined at a later date. Both Mr. Mehta and Ms. Davis will be compensated for their service as a director on the same basis as other non-employee directors of the Company. The Company’s non-employee director compensation is described under the heading “Non-Employee Director Compensation” in the Company’s 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 25, 2024.

On December 19, 2024, the Board accepted the resignations of Mr. Mircea Ungureanu and Ms. Nicole Torraco from the Company's Board. Neither Mr. Ungureanu’s resignation nor Ms. Torraco’s resignation was as a result of any disagreement with the Company, its management, the Board or any committee of the Board. The Company expresses its gratitude to Mr. Ungureanu and Ms. Torraco for their service and contributions to the Board and looks forward to continuing to work with both of them in the future.

A copy of the press release announcing the foregoing changes to the Company’s Board is attached to this Form 8-K as Exhibit 99.1. The information furnished pursuant to Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 23, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAGAYA TECHNOLOGIES LTD.

Date: December 23, 2024	By:	/s/ Eric Watson
	Name:	Eric Watson
	Title:	Chief Legal Officer